Exhibit 10.33

FIRST AMENDMENT TO TRANSITION AGREEMENT

          THIS AMENDMENT (the “Amendment”) is made as of this 5th day of February, 2003 to that certain Transition Agreement dated as of October 9, 2003 (the “Transition Agreement”) by and between FSI INTERNATIONAL, INC. (“FSI”), a corporation organized and existing under the laws of the state of Minnesota and METRON TECHNOLOGY N.V., a company organized as a Naamloze Vennootschap under the laws of the Netherlands (“Metron”).

          In consideration of the actions contemplated by the Transition Agreement and in consideration of the mutual agreements set forth herein, the parties hereby agree that the Transition Agreement shall be amended as follows:

          1.     In the third line of Section 5.1(c), the word “not” is hereby deleted, such that first sentence of Section 5.1(c) shall read as follows:

“In the event that any Product Pre-Closing Account Receivable is more than sixty (60) days outstanding on the Closing Date or becomes more than sixty (60) days outstanding at any time after the Closing Date and the reason for non-payment by the customer is the result of any dispute with a customer stemming from a failure of the relevant Product or any deficiency in respect of any post-Closing services assumed and rendered by FSI or its Affiliates in accordance with this Agreement, FSI shall, in exchange for Metron’s assignment of such Pre-Closing Account Receivable to FSI, pay Metron in full for the amount outstanding under such Pre-Closing Account Receivable and, upon such assignment, shall assume responsibility for all collection activities for such Pre-Closing Account Receivable.”

          2.     Except as expressly modified by the terms of this Amendment, the terms and conditions of the Transition Agreement and its respective exhibits and schedules shall remain in full force and effect.

IN WITNESS WHEREOF, each party has executed this Amendment by its duly authorized officers as of the day and year first above written.

FSI INTERNATIONAL, INC.		METRON TECHNOLOGY N.V.

By:	/s/Benno G. Sand	By:	/s/Ed Segal
Name: Title:	Benno G. Sand Executive Vice President, Business Development	Name: Title:	Ed Segal Chief Executive Officer

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